Exhibit 99.1

PETMED EXPRESS TO ANNOUNCE ITS SECOND QUARTER FINANCIAL RESULTS ON OCTOBER 25, 2021

Delray Beach, Florida, October 18, 2021 - PetMed Express, Inc. (NASDAQ: PETS) will announce its financial results for the quarter ended September 30, 2021 on Monday, October 25, 2021 at 4:00 P.M. Eastern Time, then at 4:30 P.M. Eastern Time, the Company will host a conference call to review the financial results.

To access the call, which is open to the public, please dial (877) 407-0789 (toll free) or (201) 689-8562, ten minutes prior to the scheduled start time, and all callers will be placed on hold until the call begins at 4:30 P.M Eastern Time. We will also provide a link at https://www.1800petmeds.com/investor.html for those who wish to stream the call via webcast.

For those unable to participate in the live event, the call will be available for replay from 7:30 P.M. Eastern Time on October 25, 2021 until November 8, 2021 at 11:59 P.M. Eastern Time. To access the replay, call (844) 512-2921 (toll free) or (412) 317-6671, and enter passcode 13724036.

Founded in 1996, PetMed Express is America’s Most Trusted Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horse at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2021. The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 561-526-4444.

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